SECURITY AGREEMENT

     This Security Agreement dated as of April ___, 2014 (the “Agreement”) by and among Naked Brand Group, Inc., a Nevada corporation (“Borrower”), with its primary place of business at 2-34346 Manufacturer’s Way, Abbotsford, BC VU2S7MI, and the parties listed on Schedule A hereto, which parties are also holders of a 6% Senior Secured Convertible Promissory Notes (the “Notes”) issued by Borrower (collectively, “Secured Parties”):

     Borrower and Secured Parties hereby agree as follows:

     1. Certain Definitions. Unless otherwise defined herein or in the Notes, capitalized terms used herein that are defined in the Code shall have the meanings assigned to them in the Code. The following terms shall have the following meanings:

          (a) “Code” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

          (b) “Collateral” shall mean the property described on Exhibit A hereto.

          (c) “Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind.

          (d) “Obligations” shall have the meaning set forth in Section 3 below.

          (e) “Permitted Liens” means: such liens as are defined in the Notes.

          (f) “Required Note Holders” shall mean the holders of a majority of the aggregate principal amount of the Notes.

     2. Security Agreement.

          (a) Grant. As collateral security for the payment and performance in full in cash of the Obligations, Borrower, for valuable consideration, the receipt of which is acknowledged, hereby grants to Secured Parties a security interest in and Lien on all of the Collateral now owned or at any time hereafter acquired by Borrower and wherever located or in which Borrower now has or at any time in the future may acquire any right, title or interest.

          (b) Borrower Remains Liable. Anything herein to the contrary notwithstanding, (i) Borrower shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by any Secured Party of any of the rights hereunder shall not release Borrower from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral and (iii) no Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

          (c) Continuing Security Interest. Borrower agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until indefeasible payment and performance in full of all of the Obligations.

     3. Obligations Secured. The security interest granted hereby secures payment of all amounts owed pursuant to the Notes and all other obligations of Borrower to Secured Parties under the Notes including, without limitation, all principal, interest (including any interest that accrues after the commencement of a proceeding by or against Borrower under the federal bankruptcy laws or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law, regardless of whether allowed or allowable in whole or in part as a claim in any such proceeding), obligations (including indemnification obligations), fees, charges, costs, expenses, guaranties, covenants, and duties of any kind and description owing by Borrower to Secured Parties pursuant to or evidenced by the Notes and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all expenses that Borrower is required to pay or reimburse under the Notes, by law, or otherwise (collectively, the “Obligations”).

     4. Borrower’s Representations, Warranties And Covenants. Borrower hereby represents, warrants and covenants to Secured Parties that:

          (a) Borrower’s principal place of business is the address set forth above and Borrower keeps its records concerning accounts, contract rights and other property at that location. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

          (b) Except for the security interest granted to Secured Parties pursuant to this Agreement and the Permitted Liens, Borrower owns and has rights in, and, as to Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others.

          (c) The security interest in and Lien on the Collateral granted to Secured Parties hereunder constitutes (a) a legal and valid first priority security interest in all the Collateral securing the payment and performance of the Obligations except for Permitted Liens and (b) a perfected security interest in all the Collateral to the extent perfection may be achieved by the filings, possession or Control required hereunder. The security interest and Lien granted to Secured Parties pursuant to this Agreement in and on the Collateral will at all times constitute a perfected (to the extent perfection may be achieved by the filings, possession or Control required hereunder), continuing security interest therein, prior to all other Liens on the Collateral except for Permitted Liens.

          (d) Borrower shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to Secured Parties and the priority thereof against all claims and demands of all persons, at any time claiming any interest therein adverse to Secured Parties, other than Permitted Liens. There is no agreement, order, judgment or decree, and Borrower shall not enter into any agreement or take any other action, that would restrict the transferability of any of the Collateral or otherwise impair or conflict with Borrower’s obligations or the rights of Secured Parties hereunder.

          (e) Borrower will at all times keep in a manner reasonably satisfactory to Secured Parties accurate and complete records of the Collateral and will keep such Collateral insured to the extent similarly situated companies insure their assets. Secured Parties shall be entitled, at reasonable times during regular business hours and intervals after reasonable notice to Borrower, to enter Borrower’s premises for purposes of inspecting the Collateral and Borrower’s books and records relating thereto.

          (f) Borrower will not create or permit to be created or suffer to exist any Lien, except Permitted Liens, or permitted Indebtedness as set forth on Schedule 4(f) of any kind on any of the Collateral.

          (g) Borrower shall not use the Collateral in violation of any applicable statute, ordinance, law or regulation or in violation of any insurance policy maintained by Borrower with respect to the Collateral.

          (h) Location of Inventory and Equipment. Borrower shall not move any Equipment or Inventory to any location unless it shall have given Secured Parties not less than thirty (30) days’ prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as Secured Parties may request in the exercise of their good faith credit judgment.

          (i) Other Financing Statements. Other than financing statements, security agreements, chattel mortgages, assignments, copyright security agreements or collateral assignments, patent or trademark security agreements or collateral assignments, fixture filings and other agreements or instruments executed, delivered, filed or recorded for the purpose of granting or perfecting any Lien (collectively, “Financing Statements”) existing as of the date hereof and disclosed to Secured Parties or arising after the date hereof in connection with any Permitted Lien and Financing Statements in favor of Secured Parties, no effective Financing Statement naming Borrower as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

          (j) Notices, Reports and Information. Borrower will (i) notify Secured Parties of any material claim made or asserted against the Collateral by any person or entity and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or any Secured Party’s Lien thereon; (ii) furnish to Secured Parties such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as Secured Parties may reasonably request, all in reasonable detail; and (iii) upon the reasonable request of Secured Parties make such demands and requests for information and reports as Borrower is entitled to make in respect of the Collateral.

          (k) Insurance. In the event that the proceeds of any insurance claim with respect to any Collateral are paid to Borrower, such proceeds shall be held in trust for the benefit of Secured Parties and shall be paid to Secured Parties upon the occurrence of an Event of Default under Section 7.

          (l) Chief Executive Office; Change of Name; Jurisdiction of Organization. Borrower shall not effect any change (i) to its legal name, (ii) in the location of its chief executive office, (iii) in its identity or organizational structure, (iv) in its organizational identification number, if any, or (v) in its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless (A) it shall have given Secured Parties not less than thirty (30) days’ prior written notice of its intention to do so and clearly describing such change and providing such other information in connection therewith as Secured Parties may reasonably request and (B) it shall have taken all action reasonably necessary to maintain the perfection and priority of the security interest of Secured Parties in the Collateral. Borrower agrees to promptly provide Secured Parties with certified organization documents reflecting any of the changes described in clauses (i), (iii), (iv) or (v) in the preceding sentence. Borrower also agrees to promptly notify Secured Parties of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility).

          (m) Disposition of Collateral. Borrower will not (i) surrender or lose possession of (other than to Secured Parties), sell, assign (by operation of law or otherwise), lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except (A) in the ordinary course of its business, (B) to another wholly-owned subsidiary of Borrower or (C) as otherwise as permitted in this Agreement, or (ii) to the extent in physical form, remove any of the Collateral from its present location (other than disposals of Collateral permitted by subsection (i)) except upon at least thirty (30) days’ prior written notice to Secured Parties.

          (n) Separate Obligations and Liens. Borrower acknowledges and agrees that (i) the Obligations represent separate and distinct indebtedness, obligations and liabilities of Borrower to each of Secured Parties, which Borrower is separately obligated to each Secured Party to pay and perform, in each case regardless of whether or not any indebtedness, obligation or liability to any other Secured Party or any other person or entity, or any agreement, instrument or guaranty that evidences any such other indebtedness, liability or obligation, or any provision thereof, shall for any reason be or become void, voidable, unenforceable or discharged, whether by payment, performance, avoidance or otherwise; (ii) the Lien that secures each of Secured Parties’ respective Obligations (A) is separate and distinct from any and all other Liens on the Collateral, (B) is enforceable (subject to applicable bankruptcy and similar laws) without regard to whether or not any other Lien shall be or become void, voidable or unenforceable or the indebtedness, obligations or liabilities secured by any such other Lien shall be discharged, whether by payment, performance, avoidance or otherwise, and (C) shall not merge with or be impaired by any other Lien (subject to applicable bankruptcy and similar laws).

     5. Financing Statements. Borrower shall at its cost execute any Financing Statement (including without limitation the filing of notices with the United States Copyright Office and the United States Patent and Trademark Office), in respect of any security interest created pursuant to this Agreement which may at any time be required or which, in the opinion of Secured Parties, may at any time be desirable. If any recording or filing thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such lien or security interest, Borrower shall at its cost execute the same at the time and in the manner requested by Secured Parties. To the fullest extent permitted by applicable law, Borrower authorizes each Secured Party, and any agent acting on behalf of any Secured Party, to file any such Financing Statements without the signature of Borrower.

     6. Borrower’s Rights Until Default. So long as an Event of Default, as defined in Section 7 below, has not occurred, Borrower shall have the right to possess the Collateral, manage its property and sell, lease, rent, or license its inventory and/or intellectual property in the ordinary course of business.

     7. Event of Default. As used in this Agreement “Event of Default” shall have the meaning set forth in the Notes.

     8. Rights and Remedies on Event of Default.

          (a) Upon the occurrence of an Event of Default, Secured Parties, upon the election of the Note Holders, shall have the right, themselves or through any of their agents, with or without notice to Borrower (as provided below), as to any or all of the Collateral, by any available judicial procedure, or without judicial process (provided, however, that it is in compliance with the UCC), to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, Secured Parties, upon the election of the Required Note Holders, shall have the right upon the occurrence of an Event of Default to sell or otherwise dispose of all or any part of the Collateral, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as the Required Note Holders, in their sole discretion, may deem advisable, and Secured Parties shall have the right to purchase at any such sale. Borrower agrees that a notice sent in accordance with Section 11 at least ten (10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral in accordance with this Section 8 is to be made shall be reasonable notice of such sale or other disposition. The proceeds of any such sale, or other Collateral disposition shall be applied, first to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to Secured Parties’ reasonable attorneys’ fees and legal expenses, and then to the Obligations and to the payment of any other amounts required by applicable law, after which Secured Parties shall account to Borrower for any surplus proceeds. If, upon the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which Secured Parties are legally entitled, Borrower shall be liable for the deficiency, together with interest thereon at the rate of 10% per annum, and the reasonable fees of any attorneys Secured Parties employ to collect such deficiency; provided, however, that the foregoing shall not be deemed to require Secured Parties to resort to or initiate proceedings against the Collateral prior to the collection of any such deficiency from Borrower. To the extent permitted by applicable law, Borrower waives all claims, damages and demands against Secured Parties arising out of the retention or sale or lease of the Collateral or other exercise of Secured Parties’ rights and remedies with respect thereto in accordance with applicable law.

          (b) To the extent permitted by applicable law, any sale upon the occurrence of an Event of Default, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all Borrower’s right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Collateral sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against all persons and entities claiming the Collateral sold or any part thereof under, by or through Borrower, its successors or assigns.

          (c) Borrower appoints each Secured Party, and any officer, employee or agent of such Secured Party, with full power of substitution, as Borrower’s true and lawful attorney-in-fact, effective as of the date hereof, with power, upon the Required Note Holders’ election, in its own name or in the name of Borrower, upon the occurence of an Event of Default: (i) to receive, collect and endorse any notes, checks, drafts, money orders, or other instruments of payment in respect of the Collateral that may come into Secured Parties’ possession, (ii) to sign and endorse any drafts against Borrower, assignments, verifications and notices in connection with accounts, and other documents relating to Collateral; (iii) to pay or discharge taxes or Liens at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, issue receipt for, compromise, settle, sue for and recover monies due in respect of the Collateral; (v) to notify persons and entities obligated with respect to the Collateral to make payments directly to Secured Parties; (vi) to receive and open all mail addressed to Borrower and to notify postal authorities to change the address for the delivery of mail to Borrower to that of a Secured Party designated by the Required Note Holders; (vii) to file any claims or take any action or institute any proceedings which Secured Parties may deem necessary or desirable for the collection of any of the Collateral of Borrower or otherwise to enforce the rights of Secured Parties with respect to any of the Collateral; and (viii) generally, to do, at Secured Parties’ option and at Borrower’s expense, at any time, or from time to time, all acts and things and to execute any instrument which Secured Parties deems necessary or advisable to protect, preserve and realize upon the Collateral and Secured Parties’ security interest therein to effect the intent of this Agreement, all as fully and effectually as Borrower might or could do; and Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable as long as any of the Obligations are outstanding.

          (d) All of Secured Parties’ rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

     9. Secured Parties’ Rights; Borrower Waivers.

          (a) Secured Parties’ acceptance of partial or delinquent payment from Borrower under any Note or hereunder, or Secured Parties’ failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Borrower hereunder, or any right of Secured Parties hereunder, and shall not affect in any way the right to require full performance at any time thereafter.

          (b) Borrower waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling of the Collateral or other collateral or security for the Obligations; (ii) any right to require any Secured Party (A) to proceed against any person or entity, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against any Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

     10. Collateral Agent. At any time or times, in order to comply with any legal requirement in any jurisdiction or in order to effectuate any provision of this Agreement as determined in the discretion of the Required Note Holders, the Required Note Holders may, without the consent of or notice to Borrower, appoint any Secured Party, or any bank or trust company or any other person or entity to act as collateral agent (the “Collateral Agent”), either jointly with any Secured Party or separately, on behalf of Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and specified in the instrument of appointment. Borrower acknowledges that: (i) the rights and responsibilities of the Collateral Agent under this Agreement or arising out of this Agreement shall, as between the Collateral Agent and Secured Parties, be governed by the matters as among Secured Parties and the Collateral Agent to which Borrower shall not be a third party or other beneficiary; and (ii) as between the Collateral Agent and Borrower, the Collateral Agent shall be conclusively presumed to be acting as agent for itself and Secured Parties with full and valid authority so to act or refrain from acting.

     11. Miscellaneous.

          (a) Expenses. Borrower agrees to promptly pay all fees, costs and expenses incurred in connection with any matters contemplated by or arising out of this Agreement, the Notes or any other document related thereto, and all such fees, costs and expenses shall be part of the Obligations, payable on demand, including, but not limited to: (a) fees, costs and expenses incurred by Secured Parties (including reasonable attorneys’ fees) in connection with the examination, negotiation, review, and documentation of this Agreement, the Notes and any other document related thereto, and any amendments, waivers, consents, forbearances and other modifications relating hereto, including in connection with any workout or restructuring involving Borrower or thereto; and (b) fees, costs, expenses (including attorneys’ fees) of Secured Parties and costs of settlement incurred in any action to enforce this Agreement, or any other document related thereto or to collect any payments due from Borrower under this Agreement, or any other document related thereto.

          (b) Indemnity. In addition to the payment of expenses pursuant to Section 11(a), Borrower agrees to indemnify, pay and hold each Secured Party, and the officers, directors, employees, agents, consultants, partners, auditors, accountants, affiliates and attorneys of each Secured Party (collectively called the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, or any other document related thereto, the consummation of the transactions contemplated by this Agreement, the use or intended use of the proceeds of any of the Notes, the existence or perfection of any Liens, or realization upon any Collateral, or the exercise of any right or remedy under this Agreement, or any other document related thereto (the “Indemnified Liabilities”); provided, that (i) Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a final non-appealable judgment by a court of competent jurisdiction; and (ii) the Indemnitee shall give Borrower prompt written notice of any claims, actions or suits asserted against the Indemnitee relating to the Indemnified Liabilities, provided, however, that failure to provide such notice shall not impair the rights and remedies of the parties hereunder unless Borrower is materially prejudiced by such failure to provide prompt written notice.

          (c) Amendment and Waiver. Neither this Agreement nor any part hereof may be changed, waived, or amended except by an instrument in writing signed by the Required Note Holders and by Borrower; and waiver on one occasion shall not operate as a waiver on any other occasion.

          (d) Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given pursuant to the terms of the Notes.

          (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, the successors and assigns of the parties hereto, including, without limitation, all future holders of the Notes.

          (f) Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the Uniform Commercial Code of the State of Nevada as to matters within the scope thereof, and as to all other matters (including contract law, tort law and matters of fraud) shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Nevada.

          (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile or electronic exchange bearing the copies of a party’s signature shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile or electronic copies shall constitute enforceable original documents.

          (h) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (i) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          (j) Venue. Borrower and Secured Parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the courts of the State of New York located in the City of New York, and the United States District Court for the Southern District of New York or, at the Required Note Holders’ option, any court in which the Required Note Holders determine it is necessary or appropriate to initiate legal or equitable proceedings in order to exercise, preserve, protect or defend any of Secured Parties’ rights and remedies hereunder or otherwise or to exercise, preserve, protect or defend Secured Parties’ Lien, and the priority thereof, against the Collateral, and which has subject matter jurisdiction over the matter in controversy. Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue, and consents to any court ordered relief. Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be promptly served and shall confer personal jurisdiction if served by registered or certified mail to Borrower. If Borrower fails to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing or other service thereof, it shall be deemed in default and an order of judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action hereunder to enforce the same, in any appropriate jurisdiction.

          (k) Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

          (l) Termination of Security Interest.

               (i) The security interest granted herein shall terminate immediately and automatically upon the payment in full of the Obligations.

               (ii) Upon termination of the security interest, Secured Parties shall promptly execute and deliver to Borrower such documents and instruments reasonably requested by Borrower, and shall take all actions necessary or appropriate to effect the release of such security interest.

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     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

BORROWER

NAKED BRAND GROUP, INC.

By:
Name:
Title:

Secured Party Signature Page

Signatures	Purchaser Name (Print)

Dated: _____________, 2014

(Each co-owner or joint owner must sign)

SCHEDULE A

SECURED PARTIES

EXHIBIT A

DESCRIPTION OF COLLATERAL

A. Collateral. All personal property of Borrower (“Borrower” or “Debtor”) whether presently existing or hereafter created, written, produced or acquired, including, but not limited to:

     (i) all accounts receivable, Accounts, Chattel Paper (including, without limitation, tangible Chattel Paper and electronic Chattel Paper), contract rights (including, without limitation, royalty agreements, license agreements and distribution agreements), documents, instruments, money, deposit accounts and general intangibles, including, without limitation, payment intangibles, returns, repossessions, books and records (including, without limitation, all records indicating, summarizing or evidencing its assets or liabilities, or its business operations or financial condition), and equipment containing said books and records, all financial assets, all investment property, including securities and securities entitlements;

     (ii) all software, computer source codes and other computer programs and supporting information (collectively, the “Software Products”), and all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, United States of America and foreign, obtained or to be obtained on or in connection with the Software Products, or any parts thereof or any underlying or component elements of the Software Products together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of any Secured Party to sue in its own name and/or the name of the Debtor for past, present and future infringements of copyright;

     (iii) all goods, including, without limitation, equipment, fixtures and inventory (including, without limitation, all export inventory) and all computer programs embedded in goods and any supporting information;

     (iv) all guarantees and other security therefor;

     (v) all trademarks, service marks, trade names and service names and the goodwill associated therewith;

     (vi) (a) all patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (b) licenses pertaining to any patent whether Debtor is licensor or licensee, (c) all income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) the right (but not the obligation) to sue for past, present and future infringements thereof, (e) all rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part with any of the foregoing (all of the foregoing patents and applications and interests under patent license agreements, together with the items described in clauses (a) through (f) in this paragraph are sometimes herein individually and collectively (“Patents”);

     (vii) all letter-of-credit rights, letters of credit, instruments, promissory notes, drafts and Documents;

     (viii) all rights in respect of Obligations;

     (ix) all interest with respect to any Commercial Tort Claims;

     (x) all money, cash equivalents or other assets that now or hereafter come into the possession, custody or control of any Secured Party; and

     (xi) all products and proceeds, including, without limitation, insurance proceeds, of any of the foregoing.

SCHEDULE 4(f)

PERMITTED LIENS

A. Those certain secured convertible promissory notes (as such notes may be amended, amended and restated, supplemented or otherwise modified from time to time) issued by the Borrower to certain lenders for whom Kalamalka Partners Ltd. (“Kalamalka”) is acting as agent pursuant to (i) that certain Agency and Interlender Agreement dated August 10, 2012 (as may be amended, amended and restated, supplemented or otherwise modified from time to time), and (ii) that certain Agency and Interlender Agreement dated November 14, 2013 (as may be amended, amended and restated, supplemented or otherwise modified from time to time), in each case of (i) and (ii), between Kalamalka and the lenders set forth therein.

B. Discounted bills of exchange, discounting or factoring of receivables or other similar arrangements, in each case incurred in the ordinary course of business.